Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Monor Communications Group, Inc. and Subsidiaries

As independent accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 15, 1996, on the consolidated financial statements of Monor Communications Group, Inc. and Subsidiaries for the years ended December 31, 1994 and 1995, and all related financial statement schedules, which reports appear in the February 28, 1998 Annual Report on Form 10-K of United International Holdings, Inc.


                                               /S/  PricewaterhouseCoopers LLP
                                               -------------------------------
                                               PricewaterhouseCoopers LLP

Omaha, Nebraska
January 27, 1999